Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2010, relating to the consolidated financial statements of Safeway Inc. and subsidiaries, and the effectiveness of Safeway Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 2, 2010.

/s/ Deloitte & Touche LLP

San Francisco, California

August 20, 2010

Vons Pharmacists’ 401(k) Plan

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